Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Current Report on Form 8-K/A of Compass Diversified Holdings dated November 1, 2016 of our report dated April 28, 2016, except as to Note 13, as to which the date is November 1, 2016, related to the financial statements of 5.11 Acquisition Corp. as of and for the year ended December 31, 2015, and contained in Registration Statement No. 333-200776 and Registration Statement No. 333-147217 of Compass Diversified Holdings on Form S-3.

/s/ DELOITTE & TOUCHE LLP

November 1, 2016